UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Metropolitan Dry Cleaners - Record Date Update:

Experience Art and Design Inc "EXAD" is moving the record date for the spin-off of Metropolitan Dry Cleaners, Inc. "Metro" back Seventeen (17) days to allow Metro more time to complete its Form 10.  The spin-off of Metro is of no value to the shareholders unless the Form 10 is able to be filed on the same day.

The Form 10 will register all the Metro shares being issued at the time of the spin-off.

EXAD has retained counsel and paid the fee to enter the DTC system.  EXAD will notify shareholders when the company has been placed into DTC.

The marketable assets are planned to be rolled in at the time of the spinoff.  The current value is approximately $7,000,000 based on yesterday's closing price.  As with all marketable assets the value will fluctuate throughout the year.  The actual value of the assets are likely to receive a haircut by the auditors and booked in less than its market value during the audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: February 8, 2017	/s/Matthew Dwyer
Matthew Dwyer
Chief Executive Officer